BYLAWS

                                       OF

                       CATAPULT COMMUNICATIONS CORPORATION

                          Amended on September 17, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1     Corporate Offices................................................1

        1.1   Principal Office.................................................1
        1.2   Other Offices....................................................1

Article 2     Stockholders' Meetings...........................................1

Article 3     Annual Meetings..................................................1

Article 4     Special Meetings.................................................2

Article 5     Notice...........................................................2

        5.1   Notice of Stockholders' Meetings.................................2
        5.2   Advance Notice of Stockholder Nominees...........................2
        5.3   Advance Notice of Stockholder Business...........................3

Article 6     Waiver; Consent; Ratification....................................4

        6.1   Waiver of Notice.................................................4
        6.2   No Consent of Stockholders In Lieu of Meeting....................4
        6.3   Ratification and Approval of Actions at Special Meetings.........4

Article 7     Quorum of Stockholders...........................................5

Article 8     Proxy and Voting.................................................5

Article 9     Board of Directors...............................................6

Article 10    Powers of Directors..............................................6

Article 11    Meetings and Consents............................................6

        11.1  Meetings.........................................................6
        11.2  Telephonic/Electronic Meetings...................................7
        11.3  Consent to Action................................................7


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Article 12    Quorum of Directors..............................................7

Article 13    Limitations of Power.............................................7

Article 14    Committees.......................................................8

        14.1  Committees of Directors..........................................8
        14.2  Committee Minutes................................................8
        14.3  Meetings and Action of Committees................................8

Article 15    Officers.........................................................9

Article 16    Eligibility of Officers..........................................9

Article 17    Additional Officers and Agents...................................9

Article 18    Chief Executive Officer..........................................9

Article 19    Chief Financial Officer.........................................10

Article 20    Secretary.......................................................10

Article 21    Treasurer.......................................................10

Article 22    Resignations and Removals.......................................11

Article 23    Vacancies.......................................................11

Article 24    Certificates of Stock...........................................11

Article 25    Transfer of Stock...............................................12

Article 26    Indemnity.......................................................12

        26.1  Indemnification of Officers and Directors in Advance............12
        26.2  Indemnification of Employees and Agents.........................13


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        26.3  Indemnity Not Exclusive.........................................13
        26.4  Indemnification for Successful Defense..........................13
        26.5  Continuing Right to Indemnification.............................14
        26.6  Insurance and Other Financial Arrangements......................14

Article 27    Transfer Books and Record Dates.................................14

        27.1  Record Date for Notice and Voting...............................14
        27.2  Record Date for Purposes Other Than Notice and Voting...........15

Article 28    Loss of Certificates............................................15


Article 29    Corporate Authority.............................................15

        29.1  Checks; Drafts; Evidences of Indebtedness.......................15
        29.2  Corporate Contracts and Instruments;  How Executed..............15

Article 30    Amendments......................................................16


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

                                     BYLAWS

                                       OF

                      CATAPULT COMMUNICATIONS CORPORATION,
                              a Nevada corporation

                          Amended on September 17, 1999

                                    Article 1

                                Corporate Offices

      1.1 Principal Office

      The principal office of the corporation shall be located at 160 South Whisman Road Mountain View, CA 94041, unless and until otherwise decided by the Board of Directors, who may fix the location of the principal office of the corporation at any place within or outside the State of Nevada. If the principal office is located outside the State of Nevada and the corporation has one or more business offices in the State of Nevada, then the board of directors shall fix and designate a principal business office in the State of Nevada.

      1.2 Other Offices

      The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                    Article 2

                             Stockholders' Meetings

      All meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Nevada or the United States as the Board of Directors or any person authorized to call such meeting or meetings may designate.

                                    Article 3

                                 Annual Meetings

      The annual meeting of the stockholders of the corporation shall be held on the first Friday of May in each year at 2:00 p.m., or on such other date and time designated by the Board of Directors. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the


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directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual stockholders' meeting.

                                   Article 4

                                Special Meetings

      Except as otherwise provided by law, special meetings of the stockholders of this corporation shall be held whenever called by the president or by a majority of the Board of Directors or whenever one or more stockholders who are entitled to vote and who hold at least ten percent (10%) of the capital stock issued and outstanding shall make written application therefor to the secretary stating the time, place, and purpose of the meeting called for.

                                    Article 5

                                     Notice

      5.1 Notice of Stockholders' Meetings

      Notice of all stockholders' meetings stating the time and the place, and the objects for which such meetings are called, shall be given by the president or secretary or by any one or more stockholders entitled to call a special meeting of the stockholders or any such other person or persons as the Board may designate, by mail not less than ten (10), nor more than sixty (60) days prior to the date of the meeting, to each stockholder of record at his or her address as it appears on the stock books of the corporation, unless he or she shall have filed with the secretary of the corporation a written request that notice intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. The person giving such notice shall make an affidavit in relation thereto.

      Any meeting of which all stockholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

      5.2 Advance Notice of Stockholder Nominees

      Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the discretion of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to


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or mailed and received at the principal executive offices of the corporation not less than forty five (45) days prior to the date on which the corporation first mailed proxy materials for the prior years annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the corporation's prior year's annual meeting, then the corporation's board of directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholder's notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the deadline date for stockholder nominations set by the Board of Directors. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the Board of Directors any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

      5.3 Advance Notice of Stockholder Business

      At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before an annual meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than forty-five (45) days prior to the date on which the corporation first mailed proxy materials for the prior year's annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the corporation's prior year's annual meeting, then the corporation's board of directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholder's notice must be delivered and


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

publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the deadline date for stockholder proposals set by the Board of Directors. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the corporation, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and
(v) any other information that is required by law to be provided by the stockholder in his or her capacity as a proponent of a stockholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                                    Article 6

                          Waiver; Consent; Ratification

      6.1 Waiver of Notice

      Whenever any notice whatsoever is required to be given by these Bylaws, or the Articles of Incorporation of this corporation, or any of the corporation laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      6.2 No Consent of Stockholders In Lieu of Meeting

      No action which may be taken by the vote of stockholders at a meeting may be taken without a meeting by the written consent of stockholders.

      6.3 Ratification and Approval of Actions at Special Meetings

      Whenever all persons entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the record of the meeting or filed with the secretary, or presence at such meeting and oral consent entered on the minutes, or taking part in the deliberations at such meeting without objection, the doings of such meeting shall be valid as if such meeting was regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

      If any meeting be irregular for want of notice or of consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid


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

and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders or creditors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

                                    Article 7

                             Quorum of Stockholders

      Except as hereinafter provided or otherwise provided by the Articles of Incorporation or bylaw, at any meeting of the stockholders, the holders of a majority of the stock issued, outstanding and entitled to vote thereat, represented by stockholders in person or by proxy, shall constitute a quorum. When a quorum is present at any meeting, a majority vote of the shares present shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

                                    Article 8

                                Proxy and Voting

      Stockholders of record may vote at any meeting either in person or by proxy or proxies appointed by a signed and executed instrument in writing, or by telegram, cablegram, or other means of electronic transmission or copy thereof, provided that the validity of such transmission can be determined by reference to information set forth thereon. Such instrument or transmission shall be filed with the secretary of the meeting before being voted. In the event that any such instrument or transmission shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such instrument or transmission upon all of the persons so designated unless such instrument or transmission shall otherwise provide.

      No proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.


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                                    Article 9

                               Board of Directors

      The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be five (5). Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      Each director shall serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified. Directors need not be stockholders in the corporation. Directors shall be over the age of eighteen (18).

                                   Article 10

                               Powers of Directors

      In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the Nevada General Corporation Law, with the Articles of Incorporation of the corporation, or with these Bylaws. The Board of Directors may fix the compensation of directors for services in any capacity.

                                   Article 11

                              Meetings and Consents

      11.1 Meetings

      Regular meetings of the Board of Directors shall be held at such places and at such times as the Board by vote may determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place, whenever called by the president, a vice-president, the treasurer, the secretary, an assistant secretary or two directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice provided all the directors are present or those not present shall waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his or her residence or business address at least four (4) days before the meeting, or by delivering the same to him or her personally or telegraphing the same to him or her at his or her residence or business address not later than forty-eight (48) hours before the time at which the meeting is to be held, unless, in case of emergency, the chairman of the Board of Directors or the president shall prescribe a shorter notice to be given personally or by telegraphing each director at his or


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her residence or business address.

      11.2 Telephonic/Electronic Meetings

      Members of the Board of Directors or the governing body of the corporation, or of any committee designated by such Board or body, may participate in a meeting of such Board, body, or committee by means of a conference telephone network, or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at such meeting.

      11.3 Consent to Action

      Any action required or permitted to be taken at any meeting of the Board, body or committee may be taken without a meeting if, before or after such action, a written consent thereto is signed by all members of the Board, body, or committee. Such written consent shall be filed with the minutes of the proceedings of the Board, body, or committee.

                                   Article 12

                               Quorum of Directors

      Unless the Articles of Incorporation or these Bylaws provide for a different proportion, a majority of members of the Board of Directors of the corporation, at a meeting duly assembled, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, the act of directors holding a majority of the voting power of the directors present shall be the act of the Board of Directors.

                                   Article 13

                              Limitations of Power

      The enumeration of the powers and duties of the directors in these Bylaws shall not be construed to exclude all or any powers and duties, except insofar as the same are expressly prohibited or restricted by the provisions of these Bylaws or the Articles of Incorporation. The directors may exercise all other powers and perform all such duties as may be granted by the Nevada General Corporation Law and as do not conflict with the provisions of these Bylaws or the Articles of Incorporation.


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

                                   Article 14

                                   Committees

      14.1 Committees of Directors

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, and each committee shall have as a member at least one (1) director and such other natural persons as the Board of Directors may select. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 78.195 of the Nevada General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),
(ii) adopt an agreement or plan of merger, consolidation or share exchange under the Nevada General Corporation Law, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, or to authorize the issuance of stock.

      14.2 Committee Minutes

      Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      14.3 Meetings and Action of Committees

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws applicable to the full Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and


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(ii) special meetings of committees may also be called by resolution of the
Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules not inconsistent with the provisions of these Bylaws for the government of any committee.

                                   Article 15

                                    Officers

      The officers of this corporation shall include, without limitation, a president, a secretary, and a treasurer. The Board of Directors, in its discretion, may elect a chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall prescribe.

      The officers of the corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place. Any person may hold two or more offices at once.

                                   Article 16

                             Eligibility of Officers

      The chairman of the Board of Directors need not be a stockholder. The president, secretary, treasurer, and such other officers as may be elected or appointed need not be stockholders or directors of the corporation. Any person may hold more than one office, provided the duties thereof can be consistently performed by the same person.

                                   Article 17

                         Additional Officers and Agents

      The Board of Directors, at its discretion, may appoint one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                                   Article 18

                             Chief Executive Officer

      The chief executive officer shall be the president of the corporation and, when present, shall preside at all meetings of the stockholders and, unless a chairman of the Board of Directors has been


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elected and is present, shall preside at meetings of the Board of Directors. The president, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases, and contracts of the corporation. He or she shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

                                   Article 19

                             Chief Financial Officer

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. He or she shall perform all of the duties commonly incident to his or her office and such other duties as the Board of Directors shall designate. The books of account shall at all reasonable times be open to inspection by any director.

                                   Article 20

                                    Secretary

      The secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors, and shall perform all the duties commonly incident to his or her office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The secretary shall have power, together with the president, to sign certificates of stock of the corporation. In his or her absence at the meeting an assistant secretary or a secretary pro tempore shall perform his or her duties.

                                   Article 21

                                    Treasurer

      The treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He or she shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the directors shall designate. He or she may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation, and together with the president may sign certificates of stock. He or she shall keep accurate books of account of the corporation's transactions which shall be the property of the


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

corporation, and, together with all property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors.

      All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

                                   Article 22

                            Resignations and Removals

      Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the chairman of the Board, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

      Any director may be removed from office by the vote of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

                                   Article 23

                                    Vacancies

      Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

                                   Article 24

                              Certificates of Stock

      Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares. Such certificates shall be signed by the president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.


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                                   Article 25

                                Transfer of Stock

      Unless further limited by the Articles of Incorporation, shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his or her post office address.

                                   Article 26

                                    Indemnity

      26.1 Indemnification of Officers and Directors in Advance

      The corporation shall, to the maximum extent and in the manner permitted by Section 78.751 of the Nevada General Corporation Law, indemnify each of its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "officer" or "director" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

      The corporation shall, to the maximum extent permitted by Section 78.751 of the Nevada General Corporation Law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

      The corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the


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

action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

      26.2 Indemnification of Employees and Agents

      The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.751 of the Nevada General Corporation Law, to indemnify each of its employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "employee" or "agent" of the corporation includes any person (i) who is or was an employee or agent of the corporation, (ii) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

      The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.751 of the Nevada General Corporation Law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

      26.3 Indemnity Not Exclusive

      The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      26.4 Indemnification for Successful Defense

      To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.751 of the Nevada General Corporation Law, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.


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

      26.5 Continuing Right to Indemnification

      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the Nevada General Corporation Law continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      26.6 Insurance and Other Financial Arrangements

      The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.752 of the Nevada General Corporation Law, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

                                   Article 27

                         Transfer Books and Record Dates

      27.1 Record Date for Notice and Voting

      The Board of Directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty
(60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

      If the Board of Directors does not so fix a record date:

            (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

            (2) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.


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

      27.2 Record Date for Purposes Other Than Notice and Voting

      For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Nevada General Corporation Law. If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

                                   Article 28

                              Loss of Certificates

      In case of loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   Article 29

                               Corporate Authority

      29.1 Checks; Drafts; Evidences of Indebtedness

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      29.2 Corporate Contracts and Instruments; How Executed

      The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.


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

                                   Article 30

                                   Amendments

      The Bylaws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by the stockholders of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

      Subject to the Bylaws, if any, adopted by the stockholders of the issued and outstanding capital stock of this corporation, the Board of Directors may amend, add to, or repeal the Bylaws of the corporation.


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